Exhibit 99.1

                                              Contact:  Erica Keane/Laura Novak
                                                                Hill & Knowlton
                                                (212) 885-0322 / (212) 885-0331
                        ekeane@hillandknowlton.com / lnovak@hillandknowlton.com
                                                     --------------------------


             ATA Holdings Corp. Files for Chapter 11 Reorganization


     o Maintains flight schedule, operations, customer service and travel rewards programs

     o Enters agreement with AirTran Airways, Inc. to operate and acquire routes at Chicago Midway, Ronald Reagan Washington National and LaGuardia Airports

     o    Indianapolis to remain ATA's headquarters and primary hub

     o    ATSB   allows  use  of  cash   collateral   in  advance  of   securing
          debtor-in-possession (DIP) financing


Indianapolis, October 26, 2004 -- ATA Holdings Corp., (Nasdaq NM: ATAH), the nation's 10th largest passenger carrier, today announced that it and certain subsidiaries, including ATA Airlines, Inc., have filed for protection under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Indiana.

ATA emphasized that it continues business as usual. The airline stands by its customer commitments, honoring tickets, upholding its full flight schedule, in-flight services and frequent flyer reward programs.

With this move, ATA will develop a plan of reorganization to address its debt levels and other obligations, and to lower its cost structure even further, while operating in the normal course of business. The reorganization will allow the airline to restore and strengthen its competitiveness as a leading low cost carrier in the challenging industry environment, and to advance existing initiatives to improve its services, such as retrofitting planes for business class service.

"Excess capacity, extremely high fuel prices, which continue to escalate, and declining fares have necessitated that all airlines, including ATA, re-examine their business," said ATA Holdings' Chairman, President and Chief Executive Officer George Mikelsons. "As we transform, we maintain our focus on serving customers, while flying one of the youngest, most fuel-efficient fleets among the major carriers. ATA will continue to provide value-based everyday, low fares and service that makes the travel experience easier and more affordable for all our business and leisure travelers."

Agreement with AirTran Airways, Inc.

ATA reported that, in conjunction with the filing, the airline has reached an agreement with AirTran Airways, Inc. [NYSE: AAI] in which AirTran will pay ATA $87.6 million to assume ATA's flight operations, gates lease, and routes in Chicago Midway Airport, as well as arrival and departure slots at LaGuardia Airport and Ronald Reagan Washington National Airport. The agreement, which is subject to approval by the City of Chicago and the Bankruptcy Court, will take effect later this year or early next year, and is to be finalized over the next several days.

ATA is in continuing discussions with potential third-party lenders to procure Debtor-In-Possession (DIP) financing. Meanwhile, the Air Transportation Stabilization Board (ATSB) has agreed to allow ATA's continued use of its cash collateral, which, combined with the Company's projected cash flow from operations, should be sufficient to fund the needs of ATA and its operating subsidiaries until the Company reaches an agreement for DIP financing.

"Our arrangement with AirTran will grow the travel options we offer customers, and is a key component of our transformation into a refocused, streamlined and profitable airline," continued Mikelsons. "We remain committed to serving Midway customers during this transition, while also having the significant support of one of the strongest low cost carriers."

AirTran and ATA intend to establish co-marketing programs and code share agreements for flights operating into and out of Chicago Midway. There is a transition plan in place for AirTran to outsource to ATA servicing of Chicago flights over a specified period. The transition arrangements with AirTran will allow ATA a gradual, measured exit from Chicago, as well as provide ATA time and flexibility to develop and execute its reorganization plan.

ATA passengers holding existing reservations for flights to and from Chicago Midway will be serviced seamlessly under their originally issued tickets, without the need for rebooking. Participants in ATA and AirTran frequent flyer programs will accrue and redeem miles on both airlines' networks.

Reorganizing to Emerge a Stronger Airline

Mikelsons also broadly outlined the key points of ATA's reorganization plan, which entails optimizing its fleet and plane sizes and focusing on the most profitable cornerstones of its business: commercial flights routed through its Indianapolis hub, flights to Hawaii, as well as military and some commercial charter service. ATA will continue to operate its Chicago Express connection service through Chicago Midway, as well as its Ambassadair Travel Club.

ATA also stressed its continued commitment to Indianapolis, which will remain the Company's headquarters and primary hub. Mikelsons continued, "Indianapolis has been a key source of our growth, and we will remain in the city we have called home since 1973."

To further ensure ATA's smooth operation, the Company has filed various first-day motions with the Bankruptcy Court that would allow it to, among other operations, continue timely payments to fuel vendors, employees and other service providers, as well as to assume clearinghouse and interline contracts.

Mikelsons added, "We have begun taking the difficult steps to transform ATA into an airline that is positioned to meet the needs of our customers today and for the future. Our agreements with AirTran, combined with ATSB's flexibility, will facilitate ATA's transformation into a formidable low-fare competitor, capable of winning in today's airline industry environment for our customers, employees, creditors, and other stakeholders."

ATA has faced significant financial and operational challenges stemming from the slowdown of the economy, the tragic events of September 11, 2001, pricing pressure, major increases in fuel costs, which have not yet abated, and losses of revenue and bookings in its important Florida market due to four hurricanes this summer. Changes in consumer behavior, particularly the reduction in business travel and the changes in business travel patterns, have led to a significant drop in revenues due, in part, to ATA's large aircraft. ATA determined that the Chapter 11 process offered the Company the most viable way to restructure its operations and finances to remain competitive.

About ATA Airlines

Now in its 31st year of operation, ATA (Nasdaq NM: ATAH) is the nation's 10th largest passenger carrier (based on revenue passenger miles) and one of the nation's largest low-fare carriers. ATA has one of the youngest, most fuel-efficient fleets among the major carriers, featuring the new Boeing 737-800 and 757-300 aircraft. The airline operates significant scheduled service from Chicago-Midway, Hawaii, Indianapolis, New York and San Francisco to over 40 business and vacation destinations. Stock of parent company, ATA Holdings Corp., is traded on the Nasdaq Stock Exchange. For more information, visit the web site http://www.ata.com.

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Certain of the information  contained in this press release should be considered
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect ATA's current views with respect to
certain   current   and  future   events   and   financial   performance.   Such
forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of ATA and its subsidiaries that may cause the actual results of the companies to be materially different from any future results expressed or implied in such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the companies to continue as going concerns; the ability of the companies to operate pursuant to the terms of the debtor-in-possession financing facility; the companies' ability to obtain bankruptcy court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the companies to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining bankruptcy court approval to terminate or shorten the exclusivity period for the companies to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies' ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 cases on the companies' liquidity or results of operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; demand for transportation in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack, labor costs; financing costs; the costs and availability of aircraft insurance; aviation fuel costs; security-related costs; competitive pressures on pricing (particularly from
lower-cost   competitors);   weather  conditions;   government  legislation  and
regulation; consumer perceptions of the companies' products and services; and other risks and uncertainties set forth from time to time in ATA's reports to the United States Securities and Exchange Commission.